Exhibit 10.9

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

Distribution Agreement

Pharmaceutical Distribution Agreement (“Agreement”) dated as of Feb 12, 2020 (the “Effective Date”) between Gelesis, Inc., a Delaware Corporation (“Manufacturer”) and Specialty Medical Drugstore, LLC, an Ohio limited liability corporation dba GoGoMeds (“Pharmacy”) and, together with Gelesis, the “[__]” and together with GoGoMeds the “Parties”).

PREAMBLE

Pharmacy is a VIPPS accredited pharmacy engaged in the sale of prescription medications and is licensed or authorized to sell prescriptions in all 50 states and the District of Columbia and maintains a website with the URL of https://www.GoGoMeds.com (the “Pharmacy Website”).

Manufacturer is engaged in the manufacturing and sale of prescription medications. Manufacturer wants to utilize the pharmacy fulfillment services of Pharmacy to sell and distribute Manufacturer products to patients for whom those products have been prescribed in compliance with applicable law and pharmacy board regulations, on the terms and conditions set out in Agreement.

ACCORDINGLY, the Parties hereby agree as follows:

Section 1 - Services and Purchases

1.1              Appointment; List of Products; No Insurance. Manufacturer appoints Pharmacy as an online dispenser in the United States for the Manufacturer products set forth on the attached Exhibit A, subject to amendment from time to time by mutual agreement of the Parties (the “Products”). Pharmacy will sell all Products under this Agreement on a cash pay basis, with no insurance reimbursement and no reimbursement by any federal, state or other government-sponsored health care program, unless and until the Parties mutually agree otherwise in writing.

1.2              Acceptance; Efforts.

Pharmacy accepts its appointment as a dispenser for the Products in the United States. Pharmacy will provide pharmacy fulfillment services and a functioning website so that the public can obtain pricing information for the Products from Pharmacy. Pharmacy will maintain an inventory of Products and a distribution network that are sufficient to permit promptly delivery of Products to customers and to meet reasonably anticipated market demand for the Products.

Pharmacy will distribute electronic onboarding communications to newly initiated Product patients. The content of these communications will be similar to those offered to newly initiated Product patients in the telehealth channel and provided by Manufacturer.

1.3              Exclusivity.

For two (2) years following the first dispensing of product by Pharmacy to an end user (“Exclusive Period”), Manufacturer hereby appoints Pharmacy as the exclusive mail order dispenser of Products in the United States which are prescribed other than Via Telehealth Platform in the United States. For purposes of this Agreement. “Via a Telehealth Platform” shall mean, in connection with providing medical services on a telehealth platform or a prescription for such Product which is sent, submitted, or processed through a telehealth platform. The Parties may agree in writing to extend the Exclusive Period.

Pharmacy will not, and shall cause its affiliates not to, directly or indirectly (i) dispense any product that is intended for internal consumption, ingestion or other internal use by patients for weight management and/or loss (a “Competing Product”) in the United States, or sell any nutritional physical products in conjunction with the Product without Manufacturer’s prior written consent.

1.4              Payment Terms, and Purchase Orders.

During the Exclusive Period, the supply price for the per patient twenty eight (28)-day supply unit of the Product purchased by Pharmacy shall be [***] unless otherwise mutually agreed by the Parties.

All payments payable by Pharmacy to GELESIS for a given month shall be paid in full by Pharmacy within thirty (30) days following the end of such month.

Unpaid balances accrue interest at 1% per month on all overdue amounts, such interest being deemed to accrue on a day to day basis from the due date of payment.

1.5              Purchase Orders.

Pharmacy must purchase product directly from Manufacturer unless otherwise agreed in writing by the Parties. Pharmacy shall transmit orders for Manufacturer Product to Manufacturer using an electronic data transmission, telephonically, email, online, fax or other processes agreed to in writing by the Parties.

In the event that Pharmacy submits a purchase order directly to Manufacturer, if Manufacturer accepts such purchase order and delivers notice of acceptance to Pharmacy, then Manufacturer shall deliver the Products requested in such purchase order within three (3) business days after receipt and acceptance of purchase order.

Pharmacy and Manufacturer will work mutually to establish a rolling non-binding forecast process to maintain proper inventory and service levels.

Manufacturer shall deliver Products ordered by Pharmacy at Manufacturer’s expense to Pharmacy facility address set forth in the purchase order.

1.6              Product Returns.

Pharmacy will have the right to return to Manufacturer, and (where product has been paid for) receive credit at the higher of the original purchase price or current WAC at the time of the return for (a) outdated Product (up to one year past expiration), (b) overstocks, (c) inactive Product or non-moving Product due to market conditions, (d) Product less than two months prior to its expiration date, (e) Product discontinued by Manufacturer where current Product inventory is not sold with sixty days of discontinuation, and (f) immediately upon termination of this agreement, without incurring a restocking fee/charge.

a.	Pharmacy will promptly notify Manufacturer of its intent to return Product in order to obtain return authorization from Manufacturer, if required.

b.	In the event that Manufacturer changes its return policy in a manner further limiting returns, Pharmacy may return product based on the returns policy in effect at the time of Product purchase.

c.	Manufacturer agrees to abide by all HDMA published guidelines for product recall reimbursement. A recall processing fee in accordance with HDMA standards may be charged by Pharmacy for all items recalled.

1.7              Disputed Amounts. Pharmacy shall be permitted to withhold payment of any amounts invoiced to Pharmacy or due to Manufacturer which Pharmacy reasonably in good faith disputes and contests. The Parties agree to act in good faith to negotiate and resolve any disputed amounts.

1.8              Marketing, Etc. Manufacturer will be responsible for all marketing efforts and costs associated with the dispensing of Products in the US. Pharmacy will provide reasonable input and guidance, and analytic data under section 1.7, to support dispensing of Products in the US.

1.9              Data and Analytics. Both Parties, acting reasonably, will share data and analytics generated under and regarding this program to help insure the success of the program, subject to compliance with, and only to the extent permitted by HIPAA and other applicable law and regulation. For clarity, no identifiable data (e.g., names, email, address, IP address or zip code) of any patients may be shared by Pharmacy to Gelesis without such patients’ express prior written consent. Pharmacy will invite patients to acknowledge agreement for personally identifiable data (e.g. email address) to be shared with Gelesis and will do so if the patient does.

Pharmacy will house all data and analytics generated by it that include protected health information (PHI) under HIPAA in its database system, in accordance with HIPAA.

Examples of the types of data and analytics to be shared by the Parties are set forth in Exhibit B hereto.

Section 2 - Prescriptions; Manufacturer Product Warranties

2.1              Standards. Pharmacy will fill only prescriptions that Pharmacy in good faith determines to be legitimate under applicable laws and pharmacy board regulations.

2.2              Manufacturer Compliance Warranties. Manufacturer hereby represents, warrants and guarantees that all Products that Manufacturer supplies under this Agreement, at the time of delivery by Manufacturer:

(a)               will not be adulterated, misbranded, or otherwise prohibited within the meaning of the Federal Food, Drug, and Cosmetic Act. 21 U.S.C. Section 301 et seq. as amended from time to time (the “FDCA”) or within the meaning of any applicable state or municipal law in which the definition of adulteration or misbranding are substantially similar to those contained in the FDCA:

(b)               will not include any drug sample as defined in Section 503(c)(1) of the FDCA (21 U.S.C. Section 353(c)(1)) or any drug subject to Section 503(b) of the FDCA (21 U.S.C. Section 353(b)) that was purchased by public or private hospital or other health care entity or that was donated or supplied at a reduced price to a charitable organization as described in Section 501(c)(3) of the Internal Revenue Code of 1954, as amended;

(c)               will not include any drugs subject to Section 503(b) of the FDCA that were re-imported in violation of Section 801(d) of the FDCA (21 U.S.C. Section 381(d)); and

(d)               will be merchandise that may be legally transported or sold under the provisions of any other applicable federal, state or municipal law.

2.3              Pharmacy Representations and Warranties. Pharmacy hereby represents, warrants and guarantees that:

(a)               it shall comply in all material respects with any and all federal, state and local rules, regulations and statutes concerning health care fraud and abuse, including but not limited to 42 U.S.C. § 1320a-7b(b);

(b)               Pharmacy will not file any claims for payment for the Products with Medicare or any other Federal health care program or commercial third-party insurance, unless otherwise agreed in writing by Manufacturer;

(c)               Pharmacy will not require patients to purchase any other item or product from Pharmacy in order to purchase a Product;

(d)               Pharmacy will not use any Product in marketing, advertising or promotion to healthcare professionals or patients without the prior written consent of Manufacturer:

(e)               Pharmacy will not offer any inducement to a healthcare provider to prescribe, or switch patients to, a Product;

(f)                Pharmacy and its licensed practitioners are, and at all times have been, licensed as required by applicable law and are in compliance in all material respects with applicable laws relating to such licensure;

(g)               Neither Pharmacy, nor any officer, director, employee, or independent contractor of Pharmacy has been (i) debarred or excluded (or is the subject of any proceeding or any investigation that could reasonably be expected to result in debarment or exclusion) from participation under any state or federal health care program, including any state or federal workers compensation programs, or any other third party payor program, (ii) subject to sanction pursuant to 42 U.S.C. § 1320a-7a or § 1320a-8, nor are any such exclusions, sanctions or charges pending or threatened;

(h)               Pharmacy will not adulterate or misbrand and will not otherwise commit a prohibited act within the meaning of the FDCA or within the meaning of any applicable state or municipal law in which the definition of adulteration or misbranding are substantially similar to those contained in the FDCA.

2.4              Mutual Representations. Each Party hereby represents and warrants to the other Party that: (a) it is a corporation or other legal entity validly existing and in good standing in its jurisdiction of organization, (b) it has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, (c) its execution and delivery of, and performance of its obligations under, this Agreement has been duly authorized by all requisite corporate action on its part and (d) it has duly executed and delivered this Agreement and this Agreement is enforceable against it in accordance with its terms.

Section 3 - Fulfillment, Pricing and Shipping

3.1              Fulfillment. Pharmacy will receive orders and prescriptions for products using Pharmacy’s established processes.

a)	Pharmacy will use its professional knowledge and experience to fill legitimate prescriptions in accordance with applicable laws and regulations.

b)	Orders will be placed for prescriptions online or over the phone available to patients. Prescriptions can be received from Prescriber via mail, telephone, secure fax, or electronic prescription.

c)	Pharmacy will, using its best professional judgment and experience, taking into consideration the nature and properties of Manufacturers product, counsel and educate patients using the Manufacturers products. Pharmacy will make clinical pharmacy staff available to patients for pharmacy questions related to such patient’s prescribed therapy. Any information and communications to any patients or persons regarding Manufacturers product shall adhere to any and all applicable laws, regulations, product indications, and/or Manufacturer approved materials detailing such product.

3.2              Product Pricing and Changes. Patients will receive their prescriptions for Products directly from Pharmacy at the cash price established by the Manufacturer. [***]. Manufacturer shall notify Pharmacy in writing of the price for each Product and any changes in that price from time to time. Pharmacy requires 10 business day notification of price changes. In situations where a patient has been given a promotional offer such as “first month free”, [***].

3.3              Shipping. Products will be delivered to patients via method(s) set forth by Manufacturer (Exhibit A), which Manufacturer may update at any time at its sole discretion. [***]. All first orders will be shipped by 2-Day air via preferred carrier. Refills may be shipped in most economical way. For processing time, once a prescription and order is both received and validated by 1:00PM Eastern Time, Pharmacy will fill and ship the same day. Anything after this time will be shipped no later than the end of the next business day.

The expense and risk of loss for all such deliveries, shipments, or mailings shall be borne by Pharmacy, and Manufacturer disclaims any liability for the actions or omissions of delivery.

Section 4 - Payments

4.1              Direct Patient Payment. Pharmacy will collect payment for Products directly from patients.

4.2              Dispense Fee. [***].

4.3              Payment; Reports: Audits. Pharmacy will report weekly to Manufacturer all product activity. Pharmacy shall Invoice Manufacturer fees for all Prescriptions dispensed and shipped for Products under this Agreement each calendar month during the Term no later than 15 business days (21 calendar days) days after the last day of that calendar month, together with a report detailing all applicable sales, shipping amounts and other relevant information mutually agreed upon by the Parties. Payments shall be made by electronic funds transfer or other mutually acceptable method within 30 business days of receipt of invoice. Manufacturer shall have the right to audit Pharmacy’s records concerning sales of Products. Prescriptions dispensed, shipment details, and any holding facilities for Product, upon reasonable request, during regular business hours, no more than twice in any 12-month period or more frequently if Manufacturer has good cause to suspect errors in the remittance of Prescriptions dispensed or accompanying reports, or other breach of Pharmacy’s obligations under this Agreement.

4.4              Weekly Sales Reporting. The Parties will agree on a weekly sales reporting mechanism convenient to both Parties.

Section 5 - White Label Program

5.1              White Label Program. If Manufacturer wants to utilize its own white label website for Product sales under this Agreement, the Parties will negotiate a development and consulting fee for that website along with a monthly maintenance fee for software and server support.

Section 6 - Confidentiality

6.1              Existing Confidentiality Agreement. Each Party has disclosed prior to the Effective Date and may disclose or make available to the other Party following the Effective Date certain of its confidential information. “Confidential Information” means all ideas and information of any kind, whether in written, oral, graphical, machine-readable or other form, whether or not marked as confidential or proprietary, which are transferred, disclosed or made available by the disclosing Party, including of third parties, prior to or during the Term. The receiving Party will: (a) not use the disclosing Party’s Confidential Information except for the exercise of its rights or performance of its obligations hereunder; and (b) not disclose such Confidential Information to any party, other than (i) its employees and consultants who have a “need to know” for the receiving Party to exercise its rights or perform its obligations hereunder and (ii) investors, prospective investors, prospective acquirers, and professional advisers; provided that such employees and consultants, investors, prospective investors, prospective acquirers and professional advisers are bound by agreements or, in the case of professional advisers, ethical duties respecting such Confidential Information in accordance with the terms of this Section 6; and (iii) use reasonable measures to protect the confidentiality of such Confidential Information. If the receiving Party is required by law to make any disclosure of such Confidential Information, the receiving Party will first give written notice of such requirement to the disclosing Party, and will permit the disclosing Party to intervene in any relevant proceedings to protect its interests in the Confidential Information, and provide full cooperation to the disclosing Party in seeking to obtain such protection. Information will not be deemed Confidential Information hereunder if such information: (1) is known or becomes known (independently of disclosure by the disclosing Party) to the receiving Party prior to receipt from the disclosing Party from a source other than one having an obligation of confidentiality to the disclosing Party; (2) becomes publicly known, except through a breach hereof by the receiving Party; or (3) is independently developed by the receiving Party, which can be shown by written evidence.

6.2              Irreparable Injury. The receiving Party acknowledges and agrees that any violation of this Section 6 may result in irreparable injury and damage to the disclosing Party not adequately compensable in money damages, and for which the disclosing Party will have no adequate remedy at law. The receiving Party acknowledges and agrees, therefore, that if this Section 6 is breached, in addition to any and all other remedies, the disclosing Party may need to obtain injunctions, orders, or decrees in order to protect the Confidential Information and will be entitled to do so without having to post a bond.

Section 7 - Term and Termination

7.1              Term. This Agreement shall continue in force for the period of 2 years from the date of this Agreement (the “Term”).

7.2              Termination Without Cause. Manufacturer may terminate this Agreement without cause by giving at least 90 days’ prior written notice to Pharmacy.

7.3              Termination for Material Breach. If either Party materially breaches this Agreement and either (a) that breach is not, by its nature, reasonably susceptible to cure or (b) the breaching Party fails to cure that breach within 30 days after the non-breaching Party notifies the breaching Party in writing of that breach, the non-breaching Party may terminate this Agreement, with immediate effect, by written notice to the breaching Party.

7.4              Termination for Insolvency, Etc. Either Party to this Agreement may at its option terminate this Agreement by written notice to the other, with immediate effect, if any of the following occurs: (a) the other Party becomes insolvent or makes a general assignment for the benefit of creditors; (b) the other Party files a petition of bankruptcy or does not oppose a petition filed against it; (c) the other Party has a final judgment filed against it which remains unsatisfied or of record for 30 days or longer; or (d) the other Party is dissolved.

7.5              Transition. In the event of a termination of this Agreement for any reason, Pharmacy will (a) continue to process all orders for Products received by Pharmacy prior to the effective date of termination as required by applicable law, (b) pay to Manufacturer all sums due and owing for Products sold prior to termination and (c) return, or ensure the return, of all Products not sold prior to termination.

Section 8 - Miscellaneous

8.1              Independent Contractors. Pharmacy and Manufacturer each are sophisticated business entities, and the relation of Pharmacy to Manufacturer shall be and is that of an independent contractor. Each Party’s employees shall perform their work and functions at all times in strict conformance with currently approved methods and practices in a competent and professional manner and shall maintain any licenses and certifications required to perform their job. Manufacturer shall not exercise any control over the professional judgment or methods used by Pharmacy and its employees in the dispensing of medications or provision of any other Pharmacy services. Nothing in this Agreement shall be deemed to constitute, create, give effect to or otherwise recognize a joint venture, partnership, franchise or business entity of any kind. Manufacturer and Pharmacy shall pay for all social security, withholding tax, employment insurance, workers compensation insurance and all other similar expenses with respect to their own employees, and will indemnify and hold harmless the other against all losses, damages, expenses, claims and liabilities resulting from its failure to pay the same.

8.2              Legal Compliance. The Parties enter into this Agreement with the intent of conducting their relationship in full compliance with all applicable state, local and federal laws, including without limitation, the FDCA, Medicare/Medicaid anti-fraud and abuse laws and regulations (“Medicare Fraud Laws”) and the Health Insurance Portability and Accountability Act of 1996 and the Health Information Technology for Economic and Clinical Health Act (“HIPAA”). Notwithstanding any unanticipated effect of any of the provisions herein, neither Party shall conduct itself under the terms of this Agreement in a manner that violates the FDCA, Medicare Fraud Laws, HIPAA or other applicable law or regulation. Without limiting the foregoing. Pharmacy shall maintain the confidentiality of all personally identifiable information in accordance with HIPAA and all other applicable privacy laws and shall not provide any information to Manufacturer that has not been properly de-identified in accordance with accepted HIPAA practices.

8.3              Assignment. Neither Party shall assign, delegate, subcontract or transfer, in whole or in part, this Agreement or its obligations hereunder to any third party except upon prior written consent of the other Party; provided, however, that Manufacturer may assign, delegate, subcontract or transfer, in whole or in part, this Agreement or its obligations hereunder without such consent, to any affiliate of Manufacturer, or to any successor in interest of all or substantially all of Manufacturer’s assets relating to this Agreement, whether by merger, acquisition, sale or other transaction.

8.4              Waiver. If any portion of this Agreement is found unenforceable for any reason, the remainder will remain in full force and effect. The failure of either Party at any time to require performance by the other Party of any provision of this Agreement shall not affect in any way the full right to require that performance at any subsequent time, nor shall the waiver by either Party of a breach of any provision of this Agreement be taken or held to be a waiver of the provision itself.

8.5              Mutual Indemnification. Each Party shall indemnify, defend and hold harmless the other Party, its affiliates and their officers, directors, employees, agents and other representatives (“Representatives”) from and against any and all losses, damages, liabilities, costs, and expenses (including reasonable attorneys’ fees and expenses )(“Losses”) in connection with any suits, claims, investigations or demands of third parties (“Claims”) to the extent arising from or relating to negligence or willful misconduct of the indemnifying Party or its Representatives in the performance of its or their duties under this Agreement. Additionally, Pharmacy shall indemnify, defend and hold harmless Manufacturer and its Representatives from and against any and all Losses in connection with any and all Claims to the extent arising from or occurring as a result of (a) the breach by Pharmacy of one or more of Pharmacy’s representations or warranties in this Agreement or the failure by Pharmacy to comply with or perform one or more of its covenants in this Agreement, (b) the supply, handling, storage, shipment, or transport of the Product by or on behalf of Pharmacy after delivery by Manufacturer to Pharmacy pursuant to Section 1.3.

8.6              Liability. Under no circumstances will either Party be liable for any special, indirect, incidental or consequential damages, including, without limitation, for lost income or profits, in any way arising out of or related to this Agreement, even in either Party has been advised as to the possibility of those damages, except as arising from a Party’s breach of confidentiality under Section 5 or to the extent that a Party is required to pay those damages to a third party in connection with a matter for which that Party is entitled to indemnification under this Agreement.

8.7              Entire Agreement. This Agreement contains all of the agreements, understandings, representations, conditions, warranties, and covenants made between the Parties. Neither Party shall be liable for any representations made that are not set forth in this Agreement.

8.8              Intellectual Property. Each Party acknowledges the validity of all trademark registrations (“Marks”) owned by the other and each Party agrees it will not do anything or commit any act which might prejudice or adversely affect the validity of the Marks or the ownership thereof, and shall cease to use the Marks or any similar Marks in any manner on the expiration or other termination of this Agreement.

8.9              Force Majeure. If an event occurs that prevents or materially impairs a Party’s performance under this agreement and is due to a cause beyond the Party’s reasonable control, including an act of God, flood, fire, explosion, terrorist act, earthquake, casualty, accident, war, revolution, civil commotion, blockade or embargo, injunction or Change in Law, the affected Party shall promptly notify the other Party in writing of that force majeure event and shall exercise diligent efforts to resume performance under this Agreement as soon as possible. If resumption of performance is made impracticable by that event, the Parties will enter into good faith negotiations to make reasonable revisions to this Agreement to accommodate the effects of that event while seeking to maintain the Parties as close as possible to their original positions despite those revisions. Neither Party will be liable to the other Party for any loss or damage due to that cause, nor will the Term be extended thereby unless the Parties agree to that extension in writing. Either Party may terminate this Agreement because of that default or delay upon 30 days prior written notice to the other Party, if the default or delay is continuing at the end of the 30 day notice period. “Change in Law” means, for purposes of this Section 8.9, any new legislation enacted by the federal or any state government, any new third party payor or governmental agency law, rule, regulation, guideline or interpretation of a previously issued law, rule, regulation of guideline; or any judicial or administrative order, binding interpretation or decree.

8.10          Binding Effect: This Agreement shall be binding upon the Parties and their respective successors and assigns.

8.11          Amendment. This Agreement may be amended or modified at any time and in all respects, or any provision hereof may be waived, only by an instrument in writing executed by all of the Parties. Any purported amendment or modification that is not reflected in an instrument in writing executed by all of the Parties shall be void.

8.12          Notices. All notices, requests, consents, claims, objections, and other communications required or permitted to be sent by this Agreement shall be in writing and shall be delivered in person or sent by nationally recognized overnight express mail carrier, to all of the other Parties to this Agreement at the Party’s main corporate address. Each notice should be addressed to each respective Notice Agent. For the purpose of this Agreement Manufacturer designates [Gerard Rotonda] or his successor as its Notice Agent and Pharmacy designates Gerard Rotunda or his successor as its Notice Agent.

8.13          Governing Law. This Agreement and any claim arising out of this Agreement shall be governed by and construed according to the laws of the State of New York, without reference to any choice or conflict of law provision or rule, whether in the State of New York or any other jurisdiction, that would cause the laws of any jurisdiction other than the State of New York to apply.

8.14          JURISDICTION AND VENUE; SERVICE OF PROCESS. THE NEW YORK STATE AND UNITED STATES FEDERAL COURTS HAVING JURISDICTION OVER NEW YORK COUNTY, NEW YORK, AND ANY OTHER COURT IN WHICH AN ACTION IS BROUGHT AGAINST A PARTY TO THIS AGREEMENT BY A THIRD PERSON ASSERTING A CLAIM AGAINST WHICH THE DEFENDANT IS ENTITLED UNDER THIS AGREEMENT TO BE INDEMNIFIED, SHALL HAVE EXCLUSIVE JURISDICTION OVER ALL ACTIONS, SUITS AND PROCEEDINGS ARISING OUT OF, BASED UPON OR RELATED TO THIS AGREEMENT OR THE SUBJECT MATTER OF THIS AGREEMENT, AND EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY (I) SUBMITS FOR ITSELF AND ITS PROPERTY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH ACTION OR PROCEEDING OR FOR RECOGNITION OF ANY JUDGMENT AND (II) WAIVES (A) ANY OBJECTION TO THE LAYING OF VENUE OF, AND (B) ANY DEFENSE BASED ON AN INCONVENIENT FORUM IN, ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

8.15          Severability. The provisions of this Agreement are severable. If any provision is held to be invalid, unenforceable or void, the remaining provisions shall not, as a result, be invalidated. All rights and obligations of the Parties expressed in this Agreement shall be in addition to and not in limitation of those provided under applicable law .

8.16          Interpretation. “Agreement” means this agreement together with all exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms of this agreement. The use in this Agreement of the term “includes” or “including” means “includes or including, without limitation.” All references to sections, subsections, clauses, paragraphs, and exhibits mean those provisions of this Agreement and the exhibits attached to this Agreement, except where otherwise stated. The title of and the section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement. The use in this Agreement of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require.

8.17          Counterparts; Facsimile and Electronic Signatures. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together constitute one and the same instrument. Facsimile and electronic counterpart signatures to this Agreement will be valid and binding.

* * *

IN WITNESS WHEREOF, each Party has executed and delivered this Agreement as of the date first written above.

Gelesis, Inc.		Specialty Medical Drugstore, LLC. (dba GoGoMeds
Specialty Medical Drugstore, LLC, dba GoGoMeds
By:	/s/ David Pass
Name:	David Pass	By:	/s/ Gerard Rotonda
Title:	Chief Operating Officer	Name:	Gerard Rotonda
		Title:	CEO

EXHIBIT A

Product Name:

Product NDC:

Selling Price:

Dispense Fee: $ [***]. See section 4.2 for application of this fee to a transaction.

One-time Thresholds

0 up to [***] units:                         $ [***] dispense fee

[***] units and over                       $ [***] dispense fee

Merchant Transaction Fee: Cost will be [***].

Shipping Method and Packing Material: Cost will be [***]

Adhoc Reporting Fee: $ [***]

EXHIBIT B

Data and Analytics Sharing

Pharmacy Reporting

Example of Quarterly reporting for the metrics below (this list is not all inclusive)

Metrics	Description
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

[***]

Example of Detail reporting fields (this list is not all inclusive):

Field	Description
Order Number	GoGoMeds sales order number
NPI	NPI Prescriber
RX Prescriber	Prescriber Name
Prescriber’s State	Prescriber’s State —
Prescribers Zipcode	Prescribers Zipcode
RX Number	GoGoMeds RX #
New RX/ Refill	Identifies new or refill
Age	Patient Age
Gender	Patient Gender
Drug Name	Drug Name
NDC	NDC number
Prescription Status	Active or inactive
Date Received	Date order received
Date Processed	Date order dispensed
Fill Number	Number of dispense
Quantity	Quantity dispensed
Days Supply	Days Supply dispensed
Beginning Inventory	Initial inventory quantity
Units Received	Received inventory quantity
Units Dispensed	Inventory quantity dispensed
Ending Inventory	Current inventory on hand